Exhibit 3.2

AMENDED AND RESTATED BYLAWS OF

LIQTECH INTERNATIONAL, INC.

a Nevada Corporation

May 12, 2025

ARTICLE I STOCKHOLDERS’ MEETINGS

Section 1.1 Place of Meetings.

All meetings of the stockholders of the Corporation shall be held at the Corporation’s corporate headquarters, or at any other place, within or without the State of Nevada, or by means of any electronic or other medium of communication, as the Board of Directors of the Corporation (the “Board”) may designate for that purpose from time to time. Stockholders not physically present at a meeting of the stockholders may participate in the meeting by remote communication, including (without limitation) electronic communication, videoconference, teleconference, or any other available technology if the Corporation implements reasonable measures to: (a) verify the identity of each stockholder participating by remote communication and (b) provide the stockholders a reasonable opportunity to participate and vote, including an opportunity to communicate and read or hear the proceedings in a substantially concurrent manner with the proceedings. Stockholders participating by remote communication shall be considered present in person at the meeting.

Section 1.2 Annual Meetings.

An annual meeting of the stockholders shall be held each year on the date and at the time set by the Board, at which time the stockholders shall elect, by the greatest number of affirmative votes cast, the directors to be elected at the meeting and transact such other business as properly may be brought before the meeting. Failure to hold the annual meeting of stockholders at the designated time shall not affect the validity of any action taken by the Corporation.

Section 1.3 Special Meetings.

Special meetings of the stockholders, for the purpose or purposes set forth in the relevant notices, may be called at any time by the Chairman of the Board, the Chief Executive Officer, or the Board. The only business which may be conducted at a special meeting of the stockholders shall be the matter or matters set forth in the notice of such meeting.

Section 1.4 Notice of Meetings.

(a)    Notice of each meeting of stockholders, whether annual or special, shall be given at least ten (10) and not more than sixty (60) days prior to the date thereof by the Secretary or any Assistant Secretary causing to be delivered to each stockholder of record entitled to vote at such meeting a written notice stating the time and place of the meeting and the purpose or purposes for which the meeting is called. Such notice shall be signed by the Chief Executive Officer, the Secretary, or any Assistant Secretary, and shall be (i) mailed postage prepaid to a stockholder at the stockholder’s address as it appears on the stock books of the Corporation, or (ii) delivered to a stockholder by any other method of delivery permitted at such time by Nevada and federal law and by any exchange on which the Corporation’s shares shall be listed at such time. If any stockholder has failed to supply an address or otherwise specify an alternative method of delivery that is permitted by (ii) above, notice shall be deemed to have been given if mailed to the address of the Corporation’s corporate headquarters or published at least once in a newspaper having general circulation in the county in which the Corporation’s corporate headquarters is located.

(b)    A special meeting shall not be required to be held: (i) with respect to any matter within twelve (12) months after any annual or special meeting of stockholders at which the same matter was included on the agenda, or if the same matter will be included on the agenda at an annual meeting to be held within ninety (90) days after the receipt by the Corporation of such request; or (ii) if the purpose of the special meeting is not a lawful purpose or if such request violates applicable law.

(c)    It shall not be necessary to give any notice of the adjournment of any meeting, or the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which such adjournment is taken; provided, however, that when a meeting is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of the original meeting. The Corporation may transact any business which may have been transacted at the original meeting.

Section 1.5 Consent by Stockholders.

Any action, except the removal of directors, that the stockholders could take at a meeting may be taken without a meeting if one or more written consents, setting forth the action taken, shall be signed and dated, before or after such action, by the holders of outstanding stock of each voting group entitled to vote thereon having not less than the minimum number of votes with respect to each voting group that would be necessary to authorize or take such action at a meeting at which all voting groups and shares entitled to vote thereon were present and voted. The consent shall be delivered to the Corporation for inclusion in the minutes or filing with the corporate records.

Section 1.6 Quorum.

(a)    The presence in person or by proxy of the persons entitled to vote a majority of the Corporation’s voting shares at any meeting constitutes a quorum for the transaction of business. Shares shall not be counted in determining the number of shares represented or required for a quorum or in any vote at a meeting if the voting of them at the meeting has been enjoined or for any reason they cannot be lawfully voted at the meeting.

(b)    The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of stockholders leaving less than a quorum.

(c)    In the absence of a quorum, a majority of the shares present in person or by proxy and entitled to vote may adjourn any meeting from time to time until a quorum shall be present in person or by proxy.

Section 1.7 Voting Rights.

(a)     Except as otherwise provided in the Corporation’s Articles of Incorporation (as the same has been or may be amended from time to time, the “Articles”), at each meeting of the stockholders, each stockholder of record of the Corporation shall be entitled to one vote for each share of stock standing in the stockholder’s name on the books of the Corporation. Except as otherwise provided by law, the Articles or these Bylaws, if a quorum is present: (i) directors shall be elected by a plurality of the votes of the shares of capital stock of the Corporation present in person or represented by proxy at the meeting and entitled to vote on the election of directors; and (ii) action on any matter, other than the election of directors, shall be approved if the number of votes cast, in person or by proxy, in favor of such action exceed the number of votes cast in opposition to the action.

(b)    The Board may fix a date as the record date for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders. Such record date shall not precede the date on which the Board adopted the resolution fixing the record date and shall not be more than sixty (60) days or less than ten (10) days prior to the date of such meeting.

Section 1.8 Proxies.

Every stockholder entitled to vote may do so either in person or by written, electronic, telephonic or other proxy executed in accordance with the provisions of Section 78.355 of the Nevada Revised Statutes.

Section 1.9 Manner of Conducting Meetings/Authority to Adjourn.

To the extent not in conflict with Nevada law, the Articles, or these Bylaws, meetings of stockholders shall be conducted pursuant to such rules as may be adopted by the chairman of such meeting. The Chairman may adjourn a meeting of stockholders, whether or not a quorum exists.

Section 1.10 Nomination of Directors.

(a)    Only persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible to serve as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders (1) pursuant to the Corporation’s notice of meeting as described in this Section 1.10(a), (2) by or at the direction of the Board of Directors, or (3) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section 1.10(a), who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Section 1.10(a). The foregoing clause shall be the exclusive means for a stockholder to make any nomination of a person or persons for the election to the Board of Directors of the Corporation at an annual meeting or special meeting of the stockholders. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is advanced more than thirty (30) days prior to such anniversary date or delayed more than sixty (60) days after such anniversary date, then to be timely such notice must be received by the Corporation no later than the later of seventy (70) days prior to the date of the meeting or the 10th day following the day on which public announcement of the date of the meeting was made. With respect to special meetings of stockholders, such notice must be delivered to the Secretary not more than ninety (90) days prior to such meeting and not later than the later of (i) sixty (60) days prior to such meeting or (ii) ten (10) days following the date on which public announcement of the date of such meeting is first made by the Corporation. For purposes of this Section 1.10, public disclosure of the date of a forthcoming meeting may be made by the Corporation not only by giving formal notice of the meeting, but also by notice to a national securities exchange (if the Corporation’s common stock is then listed on such exchange), by filing a report under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (if the Corporation is then subject thereto), by mailing to stockholders, or by a general press release.

(b)    Such stockholder’s notice with respect to the nomination of directors shall set forth:

(i)    as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and

(ii)   as to the stockholder giving the notice:

1.    the name and address, as they appear on the Corporation’s books, of such stockholder and any Stockholder Associated Person (defined below) covered by clause 2 below;

2.    (A) the class and number of shares of the Corporation which are, directly or indirectly, held of record or are beneficially owned by such stockholder or by any Stockholder Associated Person, (B) any Derivative Positions (defined below) held or beneficially held by the stockholder or any Stockholder Associated Person, (C) any rights to dividends of the Corporation that are separable from the underlying shares of the Corporation held by the stockholder or any Stockholder Associated Person, (D) any proportionate interest in the Corporation’s securities held by a partnership in which the stockholder or any Stockholder Associated Person is a general partner, either directly or indirectly, (E) any performance-related fees that such stockholder or any Stockholder Associated Person is entitled to based on any increase or decrease in the value of the Corporation’s securities, and (F) whether and the extent to which any hedging (including any short-interest positions) or other transaction or series of transactions have been entered into by or on behalf of such stockholder or any Stockholder Associated Person, or any other agreement, arrangement or understanding has been made by or on behalf of such stockholder or any Stockholder Associated Person, if the effect of or intent of any of the foregoing is to increase or decrease the voting power of such stockholder or any Stockholder Associated Person with respect to Corporation’s securities; and

3.    any proxy, contract, arrangement, understanding or relationship pursuant to which such stockholder or any Stockholder Affiliated Person has the right to vote any security of the Corporation.

(c)    At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee. No person shall be eligible to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 1.10. The chairman of the meeting shall, if the facts warrant, determine, and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the Bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 1.10, a stockholder shall also comply with all applicable requirements of the Exchange Act, and the rules and regulations thereunder with respect to the matters set forth in this Section 1.10. Notwithstanding anything to the contrary herein, no provision of these Bylaws shall be deemed to prohibit or restrict the ability of the Board of Directors of the Corporation to fill vacancies in the membership of the Board of Directors of the Corporation pursuant to Nev. Rev. Stat. § 78.335 or pursuant to any other statutory or contractual right of the Board of Directors of the Corporation to fill any such vacancy.

“Stockholder Associated Person” of any stockholder means (x) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (y) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder and (z) any person controlling, controlled by or under common control with such Stockholder Associated Person.

“Derivative Position” means any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise.

Section 1.11 Stockholder Proposals and Notice of Business.

(a)    At any meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (1) by or at the direction of the Board (any committee thereof), the Chairman of the Board, or the Chief Executive Officer; or (2) by any stockholder of the Corporation who is a stockholder of record at the time of giving of the notice provided for in this Section 1.11, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 1.11. For business to be properly brought before a stockholder meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary. To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is advanced more than thirty (30) days prior to such anniversary date or delayed more than sixty (60) days after such anniversary date then to be timely such notice must be received by the Corporation no later than the later of seventy (70) days prior to the date of the meeting or the 10th day following the day on which public announcement of the date of the meeting was made. With respect to special meetings of stockholders, such notice must be delivered to the Secretary not more than ninety (90) days prior to such meeting and not later than the later of (y) sixty (60) days prior to such meeting or (z) ten (10) days following the date on which public announcement of the date of such meeting is first made by the Corporation.

(b)    A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting:

(i)    the information required to be disclosed in solicitations of proxies with respect to the matter pursuant to Regulation 14A of the Exchange Act;

(ii)    a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting;

(iii)    a representation that such stockholder intends to appear in person or by proxy at the meeting to bring such business before the meeting;

(iv)    the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business and any Stockholder Associated Person, as defined in Section 1.10, covered by clauses (v) and (vi) below;

(v)    (A) the class and number of shares of the Corporation which are, directly or indirectly, held of record or are beneficially owned by such stockholder or by any Stockholder Associated Person, (B) any Derivative Positions held or beneficially held by the stockholder or any Stockholder Associated Person, (C) any rights to dividends of the Corporation that are separable from the underlying shares of the Corporation held by the stockholder or any Stockholder Associated Person, (D) any proportionate interest in the Corporation’s securities held by a partnership in which the stockholder or any Stockholder Associated Person is a general partner, either directly or indirectly, (E) any performance-related fees that such stockholder or any Stockholder Associated Person is entitled to based on any increase or decrease in the value of the Corporation’s securities, and (F) whether and the extent to which any hedging (including any short-interest positions) or other transaction or series of transactions have been entered into by or on behalf of such stockholder or any Stockholder Associated Person, or any other agreement, arrangement or understanding has been made by or on behalf of such stockholder or any Stockholder Associated Person, if the effect of or intent of any of the foregoing is to increase or decrease the voting power of such stockholder or any Stockholder Associated Person with respect to Corporation’s securities; and

(vi)    any material interest of the stockholder or any Stockholder Associated Person in such business, including all arrangements, agreements and understandings with the stockholder or Stockholder Associated Person in connection with the proposed business.

(c)    Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at a stockholder meeting except as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.11. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of the Bylaws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 1.11, a stockholder shall also comply with all applicable requirements of the Exchange Act, and the rules and regulations thereunder with respect to the matters set forth in this Section 1.11.

ARTICLE II

DIRECTORS-MANAGEMENT

Section 2.1 Powers.

Subject to the limitations of Nevada law, the Articles and these Bylaws as to action to be authorized or approved by the stockholders, all corporate powers shall be exercised by or under authority of, and the business and affairs of this Corporation shall be controlled by, the Board.

Section 2.2 Number and Qualification; Change in Number

(a)    Subject to Section 2.2(b), the authorized number of directors of this Corporation shall be not less than two (2) nor more than eight (8), with the exact number to be established from time to time by resolution of the Board. All directors of this Corporation shall be at least twenty-one (21) years of age.

(b)    The Board may increase the number of directors at any time and from time to time; provided, however, that the number of directors may never be increased by more than one during any twelve (12) month period, except upon the affirmative vote of two-thirds (2/3) of the directors. This provision may not be amended except by a like vote.

Section 2.3 Nominations.

Nominations for the election of Directors shall be made in accordance with the provisions of Section 1.10 of these Bylaws.

Section 2.4 Election.

Each director’s term of office shall begin immediately after election and shall continue until the next annual stockholders meeting and his successor is duly elected and qualified. Directors elected by the Board or stockholders to fill a vacancy on the Board shall hold office for the balance of the term to which such director is elected.

Section 2.5. Vacancies.

(a)    Any vacancies in the Board may be exclusively filled by a majority vote of the remaining directors, though less than a quorum, or by a sole remaining director. Each director so elected shall hold office for the balance of the term to which such director is elected. The power to fill vacancies may not be delegated to any committee appointed in accordance with these Bylaws.

(b)    A vacancy or vacancies shall be deemed to exist in case of the death, permanent and total disability, resignation, retirement or removal of any director, or if the directors or stockholders increase the authorized number of directors but fail to elect the additional director or directors at a meeting at which such increase is authorized or at an adjournment thereof, or if the stockholders fail at any time to elect the full number of authorized directors.

(c)    If the Board accepts the resignation of a director tendered to take effect at a future time, the Board shall have power to immediately elect a successor who shall take office when the resignation shall become effective.

(d)    No reduction of the number of directors shall have the effect of removing any director prior to the expiration of such director’s term of office.

Section 2.6 Removal of Directors.

Any one or more director(s) may be removed from office, with or without cause, by the affirmative vote of two-thirds of all the outstanding shares voting together and not by class. For purpose of this Section 2.6, cause shall be defined as (i) a director’s conviction (treating a nolo contendere plea as a conviction) of a serious felony involving (a) moral turpitude or (b) a violation of federal or state securities laws with the exception of a conviction based entirely on vicarious liability; (ii) the director’s commission of any material act of dishonesty such as embezzlement, resulting or intended to result in material personal gain or enrichment of such director at the expense of the Corporation or any of its subsidiaries and which act, if made the subject of criminal charges, would be reasonably likely to be charged as a felony; or (iii) the director being adjudged legally incompetent by a court of competent jurisdiction.

Section 2.7 Resignations.

Any director of the Corporation may resign at any time either by oral tender of resignation at any meeting of the Board or by giving written notice thereof to the Chairman of the Board, Secretary, or the Chief Executive Officer. Such resignation shall take effect at the time it specifies, and the acceptance of such resignation shall not be necessary to make it effective.

Section 2.8 Place of Meetings.

(a)    Regular and special meetings of the Board shall be held at the corporate headquarters of the Corporation or at such other place within or without the State of Nevada as may be designated for that purpose by the Board.

(b)    Meetings of the Board may be held in person or by means of any electronic or other medium of communication approved by the Board from time to time. Directors not physically present at a meeting of the Board of Directors may participate in the meeting by electronic communication, videoconference, teleconference, or other available technology if the Corporation implements reasonable measures to: (i) verify the identity of each director participating by electronic communication and (ii) provide the directors a reasonable opportunity to participate and vote, including an opportunity to communicate and read or hear the proceedings in a substantially concurrent manner. Directors participating by electronic communication shall be considered present in person at the meeting.

Section 2.9 Chairman of the Board.

Except as otherwise provided in these bylaws, the Chairman of the Board shall preside at all meetings of the Board of Directors. The Chairman of the Board may, but need not be an employee of the Corporation.

Section 2.10 Regular Meetings.

(a)    Regular meetings of the Board shall be held at such time and place within or without the State of Nevada as may be agreed upon from time to time by a majority of the Board.

(b)    Notwithstanding the provisions of Section 2.12, no notice need be provided of regular meetings, except that a written notice shall be given to each director of the resolution establishing a regular meeting date or dates, which notice shall set forth the date, time, and place of the meeting(s). Except as otherwise provided in these Bylaws or the notice of the meeting, any and all business may be transacted at any regular meeting of the Board.

Section 2.11 Special Meetings.

Special meetings of the Board shall be held whenever called by the Chairman of the Board, the Chief Executive Officer, or two-thirds (2/3) of the directors. Except as otherwise provided in these Bylaws or the notice of the meeting, any and all business may be transacted at any special meeting of the Board.

Section 2.12 Notice; Waiver of Notice.

Notice of each regular Board meeting not previously approved by the Board and each special Board meeting shall be (a) mailed by U.S. mail to each director not later than two (2) days before the day on which the meeting is to be held; (b) sent to each director by overnight delivery service, telex, facsimile transmission, telegram, cablegram, radiogram, e-mail, any other electronic transmission permitted by Nevada law or delivered personally not later than 5:00 p.m. (EST time) on the day before the date of the meeting; or (c) provided to each director by telephone not later than 5:00 p.m. (EST time) on the day before the date of the meeting. Any director who attends a regular or special Board meeting and (x) waives notice by a writing filed with the Secretary, (y) is present thereat and asks that his/her oral consent to the notice be entered into the minutes, or (z) takes part in the deliberations thereat without expressly objecting to the notice thereof in writing or by asking that his/her objection be entered into the minutes shall be deemed to have waived notice of the meeting and neither that director nor any other person shall be entitled to challenge the validity of such meeting.

Section 2.13 Notice of Adjournment.

Notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place is fixed at the meeting adjourned.

Section 2.14 Quorum.

A majority of the number of directors as fixed by the Articles or these Bylaws, or by the Board pursuant to the Articles or these Bylaws, shall be necessary to constitute a quorum for the transaction of business, and the action of a majority of the directors present at any meeting at which there is a quorum, when duly assembled, is valid as a corporate act; provided, however, that a minority of the directors, in the absence of a quorum, may adjourn from time to time or fill vacant directorships in accordance with Section 2.5 but may not transact any other business. The directors present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of directors, leaving less than a quorum.

Section 2.15 Action by Unanimous Written Consent.

Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting if all members of the Board consent in writing thereto. Such written consent shall be filed with the minutes of the proceedings of the Board and shall have the same force and effect as a unanimous vote of such directors.

Section 2.16 Compensation.

The Board may pay to directors a fixed sum for attendance at each meeting of the Board or of a standing or special committee, a stated retainer for services as a director, a stated fee for serving as a chair of a standing or special committee, and such other compensation, including benefits, as the Board or any standing committee thereof shall determine from time to time. Additionally, the directors may be paid their expenses of attendance at each meeting of the Board or of a standing or special committee.

Section 2.17 Transactions Involving Interests of Directors.

In the absence of fraud, no contract or other transaction of the Corporation shall be affected or invalidated by the fact that any of the directors of the Corporation is interested in any way in, or connected with any other party to, such contract or transaction or is a party to such contract or transaction; provided, however, that such contract or transaction satisfies Section 78.140 of the Nevada Revised Statutes. Each and every person who is or may become a director of the Corporation hereby is relieved, to the extent permitted by law, from any liability that might otherwise exist from contracting in good faith with the Corporation for the benefit of such person or any person in which such person may be interested in any way or with which such person may be connected in any way. Any director of the Corporation may vote and act upon any matter, contract, or transaction between the Corporation and any other person without regard to the fact that such director also is a stockholder, director or officer of, or has any interest in, such other person; provided, however, that such director shall disclose any such relationship and/or interest to the Board prior to a vote and/or action.

ARTICLE III

OFFICERS

Section 3.1 Executive Officers.

The Corporation shall have a President, Secretary, and a Treasurer. The officers of the Corporation may also include, without limitation, one or more of each of the following: Chief Executive Officer, Chief Financial Officer, Executive Chairman, Chief Operating Officer, Senior Executive Vice President, Executive Vice President, Senior Vice President, Vice President, Group and/or Division President. Any person may hold two or more offices. Each officer of the Corporation shall be elected by the Board, may be classified by the Board as an executive officer or a non-executive officer (or as a non-officer) at any time, and shall serve at the pleasure of the Board.

Section 3.2 Removal and Resignation; No Right to Continued Employment

(a) Any executive officer may be removed at any time by the Board, either with or without cause.

(b)    Any officer may resign at any time by giving written notice to the Board, the Chief Executive Officer, or the Secretary of the Corporation. Any such resignation shall take effect as of the date of the receipt of such notice, or at any later time specified therein; provided, however, that such officer may be removed at any time notwithstanding such resignation. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

(c)    The fact that an employee has been elected by the Board to serve as an executive officer or appointed to serve as an officer shall not entitle such employee to remain an officer or employee of the Corporation.

Section 3.3 Vacancies.

A vacancy in any office due to death, permanent and total disability, retirement, resignation, removal, disqualification, or any other cause may be filled in any manner prescribed in these Bylaws for regular elections or appointments to such office or may not be filled.

Section 3.4 Executive Chairman.

The Executive Chairman shall preside, in the absence of the Chief Executive Officer, at all meetings of the stockholders and shall exercise and perform such other powers and duties as from time to time may be assigned by the Board.

Section 3.5 Chief Executive Officer.

Subject to the oversight of the Board, the Chief Executive Officer shall have general supervision, direction, and control of the business and affairs of the Corporation. The Chief Executive Officer shall preside at all meetings of the stockholders and, in the absence of the Chairman of the Board, at all meetings of the Board. If not a member of the Board, the Chief Executive Officer shall be an ex officio member of the Executive Committee of the Board and shall have the general powers and duties of management usually vested in the office of chief executive officer of a corporation and such other powers and duties as may be assigned by the Board.

Section 3.6 President.

In the absence or disability of the Chief Executive Officer, the President shall perform all of the duties of the Chief Executive Officer and when so acting shall have all the powers and be subject to all the restrictions upon the Chief Executive Officer, including the power to sign all instruments and to take all actions which the Chief Executive Officer is authorized to perform by the Board of Directors or these Bylaws. The President shall have the general powers and duties usually vested in the office of president of a corporation and such other powers and duties as may be prescribed by the Board.

Section 3.7 Chief Financial Officer

The Chief Financial Officer shall exercise direction and control of the financial affairs of the Corporation, including the preparation of the Corporation’s financial statements. The Chief Financial Officer shall have the general powers and duties usually vested in the office of the chief financial officer of a corporation and such other powers and duties as may be assigned by the Board.

Section 3.8 Chief Operating Officer.

Subject to the oversight of the Chief Executive Officer, the Chief Operating Officer shall exercise direction and control over the day-to-day operations of the Corporation. In the case of the death or total and permanent disability of the Chief Executive Officer and the President(s), the Chief Operating Officer or Chief Corporate Officer, in order of rank or seniority, shall perform all of the duties of such officer, and when so acting shall have all the powers of and be subject to all the restrictions upon such officer, including the power to sign all instruments and to take all actions that such officer is authorized to perform by the Board or these Bylaws. The Chief Operating Officer shall have the general powers and duties of management usually vested in the office of the chief operating officer of a corporation and such other powers and duties as from time to time may be assigned to the Chief Operating Officer by the Executive Chairman, the Chief Executive Officer, or Board.

Section 3.9 Senior Executive Vice President, Executive Vice President, Senior Vice President and Vice President.

In the case of the death or total and permanent disability of the Chief Executive Officer, the President and the Chief Operating Officer, a corporate Senior Executive Vice President, an Executive Vice President, a Group President, in the order of rank and seniority, shall perform all of the duties of such officer, and when so acting shall have all the powers of and be subject to all the restrictions upon such officer, including the power to sign all instruments and to take all actions that such officer is authorized to perform by the Board or these Bylaws. Each such officer shall have the general powers and duties usually vested in such office. Each operating region, division, group, or corporate staff function officer shall have the general powers and duties usually vested in such office. Each such officer shall have such other powers and perform such other duties as from time to time may be assigned to them respectively by the Executive Chairman, the Chief Executive Officer, or the Board.

Section 3.10 Secretary and Assistant Secretaries.

(a)    The Secretary shall record and keep, or cause to be kept, all votes and the minutes of all proceedings in a book or books to be kept for that purpose at the corporate headquarters of the Corporation, or at such other place as the Board may from time to time determine; and perform like duties for the Executive and other committees of the Board, when required. In addition, the Secretary shall keep or cause to be kept, at the registered office of the Corporation in the State of Nevada, those documents required to be kept thereat by Section 5.2 of the Bylaws and Section 78.105 of the Nevada Revised Statutes.

(b)    The Secretary shall give, or cause to be given, notice of meetings of the stockholders and special meetings of the Board, and shall perform such other duties as may be assigned by the Executive Chairman, the Chief Executive Officer, or Board, under whose supervision the Secretary shall be. The Secretary shall keep in safe custody the seal of the Corporation and affix the same to any instrument requiring it. When required, the seal shall be attested by the Secretary’s, the Treasurer’s, or an Assistant Secretary’s signature. The Secretary or an Assistant Secretary hereby is authorized to issue certificates, to which the corporate seal may be affixed, attesting to the incumbency of officers of this Corporation or to actions duly taken by the Board, the Executive Committee, any other committee of the Board or the stockholders.

(c)    The Assistant Secretary or Secretaries, in the order of their seniority, shall perform the duties and exercise the powers of the Secretary and perform such duties as the Executive Chairman, the Chief Executive Officer, or Board of Directors shall prescribe in the case of death or total and permanent disability of the Secretary.

Section 3.11 Treasurer and Assistant Treasurers.

(a)    The Treasurer shall deposit all moneys and other valuables in the name, and to the credit, of the Corporation, with such depositories as may be determined by the Treasurer. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board or permitted by the Chief Executive Officer or Chief Financial Officer, shall render to the Chief Executive Officer, Chief Financial Officer, and directors, whenever they request it, an account of all transactions and shall have such other powers and perform such other duties as may be prescribed by the Board or these Bylaws or by the Executive Chairman or the Chief Executive Officer.

(b)    The Assistant Treasurer or Treasurers, in the order of their seniority, shall perform the duties and exercise the powers of the Treasurer and perform such duties as the Executive Chairman, the Chief Executive Officer, or Board of Directors shall prescribe in the case of death or total and permanent disability of the Treasurer.

Section 3.12 Additional Powers, Seniority and Substitution of Officers.

In addition to the foregoing powers and duties specifically prescribed for the respective officers, the Board may by resolution from time to time (a) impose or confer upon any of the officers such additional duties and powers as the Board may see fit; (b) determine the order of seniority among the officers; and/or (c) except as otherwise provided above, provide that in the case of death or total and permanent disability of any officer or officers, any other officer or officers shall temporarily or indefinitely assume the duties, powers and authority of the officer or officers who died or became totally and permanently disabled. Any such resolution may be final, subject only to further action by the Board, granting to any of the Chief Executive Officer, President, Executive Chairman, or Vice Chairman (or Chairmen) such discretion as the Board deems appropriate to impose or confer additional duties and powers, to determine the order of seniority among officers and/or to provide for substitution of officers as above described.

Section 3.13 Compensation.

The officers of the Corporation shall receive such compensation as shall be fixed from time to time by the Board or a committee thereof. Unless otherwise determined by the Board, no officer shall be prohibited from receiving any compensation by reason of the fact that such officer is also a director of the Corporation.

Section 3.14 Transaction Involving Interest of an Officer.

In the absence of fraud, no contract or other transaction of the Corporation shall be affected or invalidated by the fact that any of the officers of the Corporation is interested in any way in, or connected with any other party to, such contract or transaction, or are themselves parties to such contract or transaction; provided, however, that such contract or transaction complies with Section 78.140 of the Nevada Revised Statutes. Each and every person who is or may become an officer of the Corporation hereby is relieved, to the extent permitted by law, when acting in good faith, from any liability that might otherwise exist from contracting with the Corporation for the benefit of such person or any person in which such person may be interested in any way or with which such person may be connected in any way.

ARTICLE IV

EXECUTIVE AND OTHER

COMMITTEES

Section 4.1 Standing Committees.

(a)    The Board may appoint an Executive Committee, an Audit Committee, a Compensation Committee and a Governance and Nominating Committee, consisting of such number of members as the Board may designate, consistent with the Articles, these Bylaws and the laws of the State of Nevada.

(b)    The Executive Committee shall have and may exercise, when the Board is not in session, all of the powers of the Board in the management of the business and affairs of the Corporation, but the Executive Committee shall not have the power to fill vacancies on the Board, to change the membership of or to fill vacancies in the Executive Committee or any other Committee of the Board, to adopt, amend or repeal these Bylaws, or to declare dividends or other distributions.

(c)    The Audit Committee shall select and engage, on behalf of the Corporation and subject to the consent of the stockholders, and fix the compensation of, a firm of certified public accountants. It shall be the duty of the firm of certified public accountants, which firm shall report to the Audit Committee, to audit the books and accounts of the Corporation and its consolidated subsidiaries. The Audit Committee shall confer with the auditors to determine, and from time to time shall report to the Board upon, the scope of the auditing of the books and accounts of the Corporation and its consolidated subsidiaries. If required by Nevada or federal laws, rules or regulations, or by the rules or regulations of any exchange on which the Corporation’s shares shall be listed, the Board shall approve a charter for the Audit Committee and the Audit Committee shall comply with such charter in the performance of its duties.

(d)    The Compensation Committee shall establish a general compensation policy for the Corporation’s directors and elected officers and shall have responsibility for approving the compensation of the Corporation’s directors, elected officers, and any other senior officers determined by the Compensation Committee. The Compensation Committee shall have all of the powers of administration granted to the Compensation Committee under the Corporation’s non-qualified employee benefit plans, including any stock incentive plans, long-term incentive plans, bonus plans, retirement plans, deferred compensation plans, stock purchase plans, and medical, dental, and insurance plans. In connection therewith, the Compensation Committee shall determine, subject to the provisions of such plans, the directors, officers, and employees of the Corporation eligible to participate in any of the plans, the extent of such participation and the terms and conditions under which benefits may be vested, received or exercised. The Compensation Committee may delegate any or all of its powers of administration under any or all of the Corporation’s non-qualified employee benefit plans to any committee or entity appointed by the Compensation Committee. If required by any Nevada or federal laws, rules, or regulations, or by the rules or regulations of any exchange on which the Corporation’s shares shall be listed, the Board shall approve a charter for the Compensation Committee and the Compensation Committee shall comply with such charter in the performance of its duties.

(e)    The Governance and Nominating Committee shall review and evaluate the size, composition, function and duties of the Board consistent with its needs. The Governance and Nominating Committee shall establish criteria for the selection of candidates to the Board and its committees, and identify and recommend individuals qualified to become Board and Board committee members consistent with such criteria. The Governance and Nominating Committee shall oversee the evaluation of the Board and develop and recommend to the Board the Corporate Governance Guidelines for the Corporation and oversee compliance with such Guidelines. The Board shall approve a charter for the Governance and Nominating Committee and the Governance and Nominating Committee shall comply with such charter in the performance of its duties.

Section 4.2 Other Committees.

Subject to the limitations of the Articles, these Bylaws, and the laws of the State of Nevada, or duties not delegable by the Board, any or all of the responsibilities and powers of the Board may be exercised, and the business and affairs of this Corporation may be exercised or controlled by or under the authority of such other committee or committees as may be appointed by the Board, including, without limitation, an Ethics Committee and a Compliance Committee. The responsibilities and/or powers to be exercised by any such committee shall be designated by the Board.

Section 4.3 Procedures.

Meetings and actions of committees shall be governed by, and held in accordance with, the following provisions of Article II of these Bylaws: Section 2.10 (Regular Meetings), Section 2.11 (Special Meetings), Section 2.12 (Notice; Waiver of Notice), Section 2.13 (Notice of Adjournment), Section 2.14 (Quorum), and Section 2.15 (Action by Unanimous Written Consent), with such changes in the context of these Bylaws as are necessary to substitute the committee and its members for the Board and its members; provided, however, that the time of regular meetings of committees may be determined either by resolution of the Board or by resolution of the committee, that special meetings of committees may also be called by resolution of the Board. The Board may adopt rules for the governance of any committee not inconsistent with the provisions of these Bylaws.

ARTICLE V

CORPORATE RECORDS AND REPORTS—INSPECTION

Section 5.1 Records.

The Corporation shall maintain adequate and correct accounts, books, and records of its business and properties. All of such books, records, and accounts shall be kept at its corporate headquarters and/or at other locations within or without the State of Nevada as may be designated by the Board.

Section 5.2 Articles, Bylaws and Stock Ledger.

The Corporation shall maintain and keep the following documents at its registered office in the State of Nevada: (a) a certified copy of the Articles and all amendments thereto, (b) a certified copy of these Bylaws and all amendments thereto, and (c) the Stock Ledger (unless such Stock Ledger is kept by a third party transfer agent).

Section 5.3 Inspection.

Stockholders of the Corporation may inspect books and records of the Corporation in accordance with Sections 78.105 and 78.257 of the Nevada Revised Statutes.

Section 5.4 Checks, Drafts, Etc.

All checks, drafts, or other orders for payment of money, notes, or other evidences of indebtedness, issued in the name of, or payable to, the Corporation, shall be signed or endorsed only by such person or persons, and only in such manner, as shall be authorized from time to time by the Board, the Chief Executive Officer, the President, the Chief Financial Officer, or the Treasurer.

ARTICLE VI

OTHER AUTHORIZATIONS

Section 6.1 Execution of Contracts.

Except as otherwise provided in these Bylaws, the Board may authorize any officer or agent of the corporation to enter into and execute any contract, document, agreement, or instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances. Unless so authorized by the Board, no officer, agent, or employee shall have any power or authority, except in the ordinary course of business, to bind the Corporation by any contract or engagement, to pledge its credit or to render it liable for any purpose or in any amount.

Section 6.2 Dividends or Other Distributions

From time to time, the Board may declare, and the Corporation may pay, dividends or other distributions on its outstanding shares in the manner and on the terms and conditions provided by the laws of the State of Nevada and the Articles, subject to any contractual restrictions to which the Corporation is then subject.

ARTICLE VII

SHARES AND TRANSFER OF

SHARES

Section 7.1 Shares.

(a)    The shares of the capital stock of the Corporation may be represented by certificates or uncertificated. Each registered holder of shares of capital stock, upon written request to the Secretary of the Corporation, shall be provided with a stock certificate representing the number of shares owned by such holder.

(b)    Certificates for shares shall be in such form as the Board may designate and shall be numbered and registered as they are issued. Each shall state the name of the record holder of the shares represented thereby; its number and date of issuance; the number of shares for which it is issued; the par value; a statement of the rights, privileges, preferences and restrictions, if any; a statement as to rights of redemption or conversion, if any; and a statement of liens or restrictions upon transfer or voting, if any, or, alternatively, a statement that certificates specifying such matters may be obtained from the Secretary of the Corporation.

(c)    Every certificate for shares must be signed by the Chief Executive Officer or the President and the Secretary or an Assistant Secretary, or must be authenticated by facsimiles of the signatures of the Chief Executive Officer or the President and the Secretary or an Assistant Secretary. Before it becomes effective, every certificate for shares authenticated by a facsimile or a signature must be countersigned by a transfer agent or transfer clerk, and must be registered by an incorporated bank or trust company, either domestic or foreign, as registrar of transfers.

(d)    Even though an officer who signed, or whose facsimile signature has been written, printed, or stamped on a certificate for shares ceases, by death, resignation, retirement, or otherwise, to be an officer of the Corporation before the certificate is delivered by the Corporation, the certificate shall be as valid as though signed by a duly elected, qualified, and authorized officer if it is countersigned by the signature or facsimile signature of a transfer clerk or transfer agent and registered by an incorporated bank or trust company, as registrar of transfers.

(e)    Even though a person whose facsimile signature as, or on behalf of, the transfer agent or transfer clerk has been written, printed, or stamped on a certificate for shares ceases, by death, resignation, or otherwise, to be a person authorized to so sign such certificate before the certificate is delivered by the Corporation, the certificate shall be deemed countersigned by the facsimile signature of a transfer agent or transfer clerk for purposes of meeting the requirements of this section.

(f)    The issuance of uncertificated shares shall have no effect on existing certificates for shares unless surrendered to the corporation or on the respective rights and obligations of the stockholders. The rights and obligations of stockholders are identical whether or not their shares of stock are represented by certificates. Within a reasonable time after the issuance or transfer of shares without certificates, the Corporation shall send the stockholder a written statement containing the information required on the certificate pursuant to subsection (b) hereof. At least annually thereafter, the Corporation shall provide to its stockholders of record a written statement confirming the information contained in the informational statement previously sent pursuant to this subsection.

Section 7.2 Transfer on the Books.

Upon surrender to the Secretary or transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, it shall be the duty of the Corporation or its transfer agent to issue a new certificate, if requested by the transferee, to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

Section 7.3 Lost or Destroyed Certificates.

The Board may direct, or may authorize the Secretary to direct, a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the Secretary’s receipt of an affidavit of that fact by the person requesting the replacement certificate for shares so lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board or Secretary may, in its or the Secretary’s discretion, and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or such owner’s legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

Section 7.4 Transfer Agents and Registrars.

The Board, the Chief Executive Officer, the Chief Financial Officer or the Secretary may appoint one or more transfer agents or transfer clerks, and one or more registrars, who may be the same person, and may be the Secretary of the Corporation, an incorporated bank or trust company, or any other person or entity, either domestic or foreign.

Section 7.5 Fixing Record Date for Dividends, Etc.

The Board may fix a time, not exceeding fifty (50) days preceding the date fixed for the payment of any dividend or distribution, or for the allotment of rights, or when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the stockholders entitled to receive any such dividend or distribution, or any such allotment of rights, or to exercise the rights in respect to any such change, conversion, or exchange of shares, and, in such case, only stockholders of record on the date so fixed shall be entitled to receive such dividend, distribution, or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any record date fixed as aforesaid.

Section 7.6 Record Ownership.

The Corporation shall be entitled to recognize the exclusive right of a person registered as such on the books of the Corporation as the owner of shares of the Corporation’s stock to receive dividends or other distributions and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have express or other notice thereof, except as otherwise provided by law.

ARTICLE VIII

AMENDMENTS TO BYLAWS

Section 8.1 Authority to Amend Bylaws.

The Board may adopt, amend, or repeal any of these Bylaws by the affirmative vote of two-thirds (2/3) of the directors. This power may not be delegated to any committee appointed in accordance with these Bylaws.

Section 8.3 Record of Amendments.

Whenever an amendment or a new Bylaw is adopted, it shall be copied in the book of minutes with the original Bylaws, in the appropriate place. If any Bylaw is repealed, the fact of repeal, with the date of the meeting at which the repeal was enacted, or written assent was filed, shall be stated in said book.

ARTICLE IX

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 9.1 Indemnification in Actions, Suits, or Proceedings other than those by or in the Right of the Corporation.

Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (except an action by or in the right of the Corporation) (a “Proceeding”), by reason of the fact that such person is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Nevada law against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding (collectively, “Costs”) provided that such person (a) did not breach, through intentional misconduct, fraud, or a knowing violation of law, such person’s fiduciary duties as a director or officer to act in good faith and in the interests of the Corporation; and (b) acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person’s conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and that, with respect to any criminal action or proceeding, such person had reasonable cause to believe that such person’s conduct was unlawful.

Section 9.2 Indemnification in Actions, Suits or Proceedings by or in the Right of the Corporation.

The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed Proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against Costs incurred by such person in connection with the defense or settlement of such action or suit provided that such person (a) did not breach, through intentional misconduct, fraud, or a knowing violation of law, such person’s fiduciary duties as a director or officer to act in good faith and in the interests of the Corporation; and (b) acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person’s conduct was unlawful. Indemnification may not be made for any claim, issue or matter as to which such person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Corporation or for amounts paid in settlement to the Corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 9.3 Indemnification by a Court.

If a claim under Sections 9.1 or 9.2 is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for Costs incurred in defending any Proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has failed to meet a standard of conduct which makes it permissible under Nevada law for the Corporation to indemnify the claimant for the amount claimed. Neither the failure of the Corporation (including the Board, independent legal counsel, or the stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is permissible in the circumstances because such claimant has met such standard of conduct, nor an actual determination by the Corporation (including the Board, independent legal counsel, or the stockholders) that the claimant has not met such standard of conduct, shall be a defense to the action or create a presumption that the claimant has failed to meet such standard of conduct.

Section 9.4 Expenses Payable in Advance.

The Corporation shall pay the Costs incurred by any person entitled to indemnification in defending a Proceeding as such Costs are incurred and in advance of the final disposition of a Proceeding; provided, however, that the Corporation shall pay the Costs of such person only upon receipt of an undertaking by or on behalf of such person to repay the amount if it is ultimately determined by a court of competent jurisdiction that such person is not entitled to be indemnified by the Corporation.

Section 9.5 Nonexclusivity of Indemnification and Advancement of Expenses.

The right to indemnification and advancement of Costs authorized in this Article IX or ordered by a court: (a) does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the Articles of the Corporation or any agreement, vote of stockholders or disinterested directors or otherwise, for either an action in such person’s official capacity or an action in another capacity while holding such person’s office, except that indemnification, unless ordered by a court pursuant to Nevada law or the advancement of expenses made pursuant to Section 9.4, may not be made to or on behalf of any director or officer if a final adjudication establishes that such person’s acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action; and (b) continues for a person who has ceased to be a director, officer, employee, or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Section 9.6 Insurance.

The Corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise in accordance with Section 78.752 of the Nevada Revised Statutes.

Section 9.7 Certain Definitions.

(a)    For purposes of this Article IX, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees, or agents so that any person who is or was a director, officer, employee, or agent of such constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, shall stand in the same position under the provisions of this Article IX with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(b)    For purposes of this Article IX, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan.

(c)    For purposes of this Article IX, references to “serving at the request of the Corporation” shall include any service as a director, officer, employee, or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries;

(d)    For purposes of this Article IX, a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article IX.

(e)    For purposes of this Article IX, the term “Board” shall mean the Board of the Corporation or, to the extent permitted by the laws of Nevada, as the same exist or may hereafter be amended, its Executive Committee. On vote of the Board, the Corporation may assent to the adoption of Article IX by any subsidiary, whether or not wholly owned.

Section 9.8 Indemnification of Witnesses.

To the extent that any director, officer, employee, or agent of the Corporation is by reason of such position, or a position held with another entity at the request of the Corporation, a witness in any action, suit or proceeding, such person shall be indemnified against all Costs actually and reasonably incurred by such person or on such person’s behalf in connection therewith.

Section 9.9 Indemnification Agreements.

The Corporation may enter into agreements with any director, officer, employee, or agent of the Corporation providing for indemnification to the full extent permitted by Nevada law.

Section 9.10 Actions Prior to Adoption of Article IX.

The rights provided by this Article IX shall be available whether or not the claim asserted against the director, officer, employee, or agent is based on matters which antedate the adoption of this Article IX.

Section 9.11 Severability.

If any provision of Article IX shall for any reason be determined to be invalid, the remaining provisions hereof shall not be affected thereby but shall remain in full force and effect.

ARTICLE X

OFFICES

Section 10.1. Registered Agent and Office.

The registered agent of the Corporation shall be as set forth in the Articles of Incorporation and the registered office of the Corporation shall be the street office of that agent. If the name or street address of the Corporation’s registered agent changes for any reason (including the current registered agent’s resignation or termination), the Board of Directors shall promptly designate a replacement agent and record such designation with the Nevada Secretary of State (“SOS”). The Board of Directors may at any time change the Corporation’s registered agent or office by making the appropriate filing with the SOS.

Section 10.2. Principal Office.

The principal office of the Corporation shall be as set forth in the Articles of Incorporation, or such other location within or without the State of Nevada as designated from time to time by the Board of Directors.

Section 10.3. Purpose.

Except as restricted by the Articles of Incorporation, the Corporation may transact any lawful business or businesses for which corporations may be organized pursuant to the laws of the State of Nevada.

Section 10.4. Books and Records.

Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be maintained on any information storage device or method that can be converted into clearly legible paper form within a reasonable time. The Corporation shall convert any records so kept on the written request of any person entitled to inspect such records pursuant to applicable law.

ARTICLE XI

CORPORATE

SEAL

The corporate seal shall be circular in form and shall have inscribed thereon the name of the Corporation, the date of its incorporation and the word “Nevada.”

ARTICLE XII

ELECTION NOT TO BE GOVERNED BY CERTAIN PROVISIONS OF THE NEVADA REVISED

STATUTES

The Corporation will NOT be governed by the provisions of Nev. Rev. Stat. §§ 78.378 through and including 78.3793, as amended (Acquisition of Controlling Interest). None of the aforementioned provisions in any way whatsoever will affect the management or operation of the Corporation or be applied to the Corporation.

ARTICLE XIII

INTERPRETATION

Reference in these Bylaws to any provision of Nevada law or the Nevada Revised Statutes shall be deemed to include all amendments thereto and the effect of the construction and determination of validity thereof by the Nevada Supreme Court.

ARTICLE XIV

MISCELLANEOUS

Section 14.1 Conflict With Applicable Law Or Articles Of Incorporation.

Unless the context requires otherwise, the general provisions, rules of construction, and definitions of Nevada law shall govern the construction of these Bylaws. These Bylaws are adopted subject to any applicable law and the Articles of Incorporation. Whenever these Bylaws may conflict with any applicable law or the Articles of Incorporation, such conflict shall be resolved in favor of such law or the Articles of Incorporation.

Section 14.2 Invalid Provisions.

If any one or more of the provisions of these Bylaws, or the applicability of any provision to a specific situation, shall be held invalid or unenforceable, the provision shall be modified to the minimum extent necessary to make it or its application valid and enforceable, and the validity and enforceability of all other provisions of these Bylaws and all other applications of any provision shall not be affected thereby.